THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS
(1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                                LATITUDE90, INC.
                             Senior Promissory Note

No. 99-1                                      June 7, 1999
$600,000.00


     LATITUDE90, INC., a California corporation (the "Company"), for value received, hereby promises to pay to The Roman Arch Fund L.P., with an address at One New York Plaza, New York, New York 10292, or assigns (the "Holder"), the principal amount of Six Hundred Thousand ($600,000) on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year) of (a) 9% per annum from the date hereof until the Maturity Date and (b) 12% from and after the Maturity Date until the unpaid principal balance hereof is paid in full. Interest on the unpaid principal balance hereof shall accrue and be compounded monthly, and shall be payable on the Maturity Date. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

     1.   Offering.
          --------

     This Note is one of two notes (the "Notes") issued by the Company on the date hereof in the aggregate principal amount of $1,000,000. The Notes are secured by, and entitled to the benefits of, the Pledge and Security Agreement between John C. Bohan and The Roman Arch Fund L.P. and The

Roman Arch Fund II L.P. The purchasers of the Notes are also being issued Warrants (collectively, the "Warrants") to purchase an aggregate of up to 500,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") at an initial exercise price per share equal to $1.60 (subject to adjustment and/or partial cancellation upon the occurrence of certain events).

     2.   Payments.
          --------

          (a) Principal of, and accrued interest on, this Note shall be due and payable in full on the Maturity Date. The "Maturity Date" shall be the date which is the earliest of (i) June 7, 2000, (ii) the date of the closing of a private or public offering by the Company of debt or equity securities to one or more independent third parties that raises gross proceeds to the Company of at least $4,000,000, (iii) a consolidation or merger of the Company with or into any other corporation or corporations (other than a subsidiary of the Company),
(iv) a sale, lease or transfer of all or substantially all of the assets of the Company, (v) the sale of at least 51% of the outstanding equity of the Company in any single transaction or series of related transactions or (vi) the date on which John Bohan shall fail to own more than 51% of the Company's common equity on a fully diluted basis (any of the events referred to in clauses (iii) through (vi) being a "Change of Control").

          (b) If the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

          (c) The Company may, at its option, prepay all or any part of the principal of this Note, without payment of any premium or penalty. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof.

          (d) Payments of principal and interest on this Note shall be made by check in United States dollars sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company.

          (e) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

     3.  Ranking of Note.  The Company, for itself, its successors and assigns,
         ---------------
covenants and agrees that the payment of the principal of and interest on this Note shall rank senior to all indebtedness outstanding on the date hereof or hereafter created, incurred, assumed, renewed or guaranteed by the Company, other than trade payables incurred by the Company in the ordinary course of its business consistent with past practices, it being understood that such trade payables may rank equal in right of payment to the Notes.

     4.  Covenants.
         ---------

         The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on the Notes, unless the consent of the Holders a majority of the unpaid principal amount of the Notes is obtained:

               (a) the Company shall deliver to each Holder as soon as practicable after the end of (i) each fiscal year, and in any event within 90 days thereafter, audited annual financial statements, (ii) the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event, within 45 days thereafter, quarterly unaudited financial statements, and (iii) each month, and in any event within 20 days thereafter monthly unaudited financial statements, and such other information as is customarily made available to the Company's shareholders;

               (b) the Company shall deliver to each Holder promptly after the Company shall obtain knowledge of such, written notice of all material legal or arbitration proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Company, except proceedings which, if adversely determined, would not have a material adverse effect on the Company;

               (c) the Company shall deliver to each Holder promptly after the Company shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "Default"), a notice specifying that such notice is a "Notice of Default" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto;

               (d) the Company will duly and punctually pay the principal and interest on each of the Notes at the place, at the respective times and in the manner herein provided;

               (e) the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises;

               (f) the Company will not declare or pay any dividend on, or make any distribution to the holders of, any shares of capital stock of the Company of any class (except in shares of capital stock or options, warrants or rights to acquire shares of capital stock);

               (g) neither the Company nor any corporation which may hereafter become a subsidiary of the Company will purchase, redeem or otherwise acquire for consideration any shares of capital stock of the Company of any class, or any options, warrants or rights to acquire any shares of capital stock (other than the repurchase of shares of Common Stock of the Company from employees, officers, directors or advisors pursuant to pre-existing agreements or arrangements); and

               (h) the Company shall not (i) incur any indebtedness or other obligations that rank senior or equal to the Notes in right of payment, other than trade payables incurred in the ordinary course of business which may rank equal in right of payment to the Notes and
          (ii) enter into any transaction with a value greater than $50,000 with any officer, director, employee or 5% shareholder of the Company, or any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Company; provided, however, that any transaction permitted by this clause (ii) shall be on terms no less favorable to the Company than could be obtained from a disinterested third party.

5.   Events of Default.
     -----------------

     The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

          (a) A default in the payment of the principal or interest on any Note, when and as the same shall become due and payable.

          (b) A default in the performance, or a breach, of any other covenant or agreement of the Company in this Note or in the related Pledge and Security Agreement and continuance of such default or breach for a period of 10 days after receipt of notice from the Holder as to such breach or after the Company had or should have had knowledge of such breach.

          (c) Any representation, warranty or certification made by the Company pursuant to this Note shall prove to have been false or misleading as of the date made in any material respect.

          (d) A default by the Company shall be declared under any indebtedness which gives the holder thereof the right to declare such indebtedness due prior to its stated maturity and such indebtedness is in fact declared due prior to its stated maturity.

          (e) A final judgment or judgments for the payment of money in excess of $75,000 in the aggregate shall be rendered by one or more courts, administrative or arbitration tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company shall not, within such 30-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (f) The entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official for the Company or for any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

          (g) If John C. Bohan ceases to act as the full-time Chief Executive Officer of the Company for any reason whatsoever.

     6.   Remedies Upon Default.
          ---------------------

     Upon the occurrence and during the continuance of an Event of Default referred to in Section 5 (other than an Event of Default pursuant to Section 5(f), upon which the Notes shall immediately become due and payable together with interest accrued thereon, without action of the part of the Holder), the Holder of this Note may, at its option, by notice in writing to the Company, declare such Note to be due and payable together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company. The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights hereunder.

     7.   Transfer.
          --------

          (a) The Company shall be entitled to treat the registered holder of any Note as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder or any applicable state securities laws.

          (b) The Holder acknowledges that it has been advised by the Company that this Note has not been registered under the Act, that this Note is being issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Note is registered under the Act, it being understood that this Note is not currently registered for sale and that the Company has no obligation or intention to so register the Notes, or (ii) this Note is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of this Note and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

     8.   Representations and Warranties
          ------------------------------

          The Company hereby represents and warrants to the Holders as follows:

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power to own its property and to carry on its business as it is now being conducted, to issue and Notes and the Warrants and to carry out the provisions hereof and thereof. The Company does not own any shares of stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity.

               (b) The Company is duly licensed or qualified to do business and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the properties owned or the activities conducted by it make such license or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the Company.

               (c) After giving effect to the Company's 10-for-1 stock split effective May 19, 1999, the authorized capitalization of the Company consists of 2,000 shares of preferred stock, $.01 par value, all of which have been designated Series A Preferred Stock (the "Series A Preferred") and all of which shares are issued and outstanding, and 18,000,000 shares of the Common Stock, $.01 par value, of which 10,000,000 shares are issued and outstanding on the date hereof. The Company has reserved for issuance (i) 2,500,000 shares of Common Stock under the Company's 1999 Stock Incentive Plan; (ii) 935,000 shares of Common Stock for issuance upon exercise of stock options issued outside of such Plan, (iii) 2,500,000 shares of Common Stock for issuance upon conversion of the Series A Preferred and (iv) 657,890 shares for issuance upon the exercise of warrants (other than the Warrants). Simultaneously herewith the Company is issuing the Warrants. Except as set forth in the three immediately preceding sentences, the Company has not heretofore issued or granted any warrants or rights to purchase any shares of Common Stock, nor is the Company a party to any contract or agreement pursuant to which the Company has agreed or is obligated to issue any shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock.

               (d) The execution, delivery and performance by the Company of this Note and Warrant issued in connection herewith will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, the terms of any indenture, mortgage, loan agreement, note or other evidence of indebtedness or any other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets are bound or affected, or (B) violate any applicable statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality, court, arbitration panel or other body having jurisdiction over the Company or its subsidiaries (if any) or any of their respective properties or obligations which, in any such case, would have a material adverse effect on the Company or its financial condition.

               (e) No consent, approval, authorization, license or order of or from, or registration, qualification, declaration or filing with, any federal, state, local, foreign or other governmental authority, court administrative agency, tribunal or other body is required from or on behalf of the Company for the consummation of the transactions contemplated by this Note and the Warrant issued in connection herewith.

               (f) Except as otherwise previously disclosed to the Holder in writing, there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, to which the Company, John C. Bohan or Bill Apfelbaum is or may become a party or of which any property of the Company is subject or affected that, if adversely determined against the Company, John C. Bohan or Bill Apfelbaum might individually or in the aggregate result in a material adverse effect to the Company or its business, business prospects, financial condition or properties.

               (g) The Company is not (A) in violation of its Articles of Incorporation or By-laws, (B) in violation of any statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality, court, domestic or foreign, or arbitration panel or other body applicable to it where such violation would have a material adverse effect on the Company or its business, business prospects, financial condition or properties or
          (C) in default in the performance or observance of any contract where such defaults, singly or in the aggregate, would have a material adverse effect on the Company or its business, business prospects, financial condition or properties.

               (h) The Notes and the Warrants have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company duly enforceable against the Company in accordance with their respective terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, or by general equitable principles.

               (i) The Company has not incurred any indebtedness or other obligations other than trade payables incurred in the ordinary course of business.

     9.   Miscellaneous.
          --------------

          (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 1447 Cloverfield Avenue, Suite 100, Santa Monica, California 90404, Attention:
President; Fax No. (310) 315-1369, (ii) if to the Holder, at its address set forth on the first page hereof, Attention: Mr. Robert Willard; Fax No. (212) 778-4677,
or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9(a) shall be deemed given at the time of receipt thereof.

          (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated) and upon receipt of an affidavit and written indemnity acceptable to the Company, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

          (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

          (d) This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

          (e) This Note has been negotiated and consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law.

          (f) The Company irrevocably consents to the jurisdiction of the courts of the State and City of New York and of any federal court located in such State and City in connection with any action or proceeding arising out of or relating to this Note or the Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note or the Warrant, or a breach of this Note or the Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 9(a).

     IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.

                                          LATITUDE90, INC.



                                          By: /s/ John C. Bohan
                                             ________________________________
                                             John C. Bohan,
                                             Chief Executive Officer